UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 5, 2009
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)
_________________
(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 5, 2009, ViaSat, Inc. entered into a contract for launch services (“ILS Launch Contract”) with ILS International Launch Services, Inc. (“ILS”), a U.S. based launch services provider, for the launch of ViaSat’s high capacity ViaSat-1 satellite. Under the ILS Launch Contract, a Russian built Proton rocket provided by ILS will launch the ViaSat-1 satellite to geostationary transfer orbit from the Baikonur Space Center in Kazakhstan. The total price for the launch under the ILS Launch Contract is expected to be approximately $80 million, subject to certain adjustments. Under the terms of the Beam Sharing Agreement dated January 11, 2008 (“Loral Beam Sharing Agreement”) between ViaSat and Loral Space & Communications, Inc. (“Loral”), Loral is obligated to reimburse ViaSat for 15% of the payments due under the ILS Launch Contract (and ViaSat will remain responsible for the remaining 85% of the payments). The amounts due under the ILS Launch Contract are payable in periodic installments from the date of execution of the ILS Launch Contract through the launch of the ViaSat-1 satellite, with a substantial majority payable during the final 12 months prior to launch. Although the ViaSat-1 launch date is projected to occur in early 2011, ViaSat may request the postponement or advancement of the launch for a period of up to 18 months. ViaSat also has the right to terminate the ILS Launch Contract for any reason with notice to ILS and the payment of a termination fee in an amount that would be based upon the date ViaSat exercises its termination right.
ViaSat is currently in discussions with Arianespace regarding the potential amendment of its previously reported $108 million launch services agreement dated November 12, 2008 (“Arianespace Launch Agreement”) in order to provide ViaSat the option to apply all or a portion of the $4.6 million previously paid by ViaSat under the Arianespace Launch Agreement toward a future satellite launch, if needed. Based on the outcome of such discussions with Arianespace (which are expected to conclude by the end of April 2009), ViaSat may incur penalties or termination charges above the amounts previously paid to Arianespace associated with an amendment or termination of the Arianespace Launch Contract. Inclusive of any potential penalties or other termination costs payable to Arianespace, ViaSat’s net cost savings resulting from the use of ILS in lieu of Arianespace for the ViaSat-1 launch services are expected to be approximately $20 million.
The foregoing descriptions of the ILS Launch Contract, the Arianespace Launch Agreement, and the Loral Beam Sharing Agreement do not purport to be complete and are qualified in their entirety by reference to the Contract for Launch Services dated March 5, 2009 between ViaSat and ILS, the Launch Services Agreement dated November 12, 2008 between ViaSat and Arianespace, which is attached as Exhibit 10.1 to ViaSat’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 11, 2009 and incorporated herein by reference, and the Beam Sharing Agreement dated January 11, 2008 between ViaSat and Loral which is attached as Exhibit 10.2 to ViaSat’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 6, 2008 and incorporated herein by reference.
This report contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause the actual outcome to differ from these forward-looking statements include: delays incurred or other problems with the manufacture of the ViaSat-1 satellite; delays incurred or other problems with the launch of the ViaSat-1 satellite; our ability to successfully amend the Arianespace Launch Agreement; changes in government regulations; changes in economic conditions globally and in the satellite market in particular; and other factors affecting the satellite industry generally. In addition, ViaSat refers you to the risk factors identified in our most recent reports on Forms 10-K, 10-Q and 8-K, and our other filings with the Securities and Exchange Commission. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Item 1.02	Termination of a Material Definitive Agreement.
The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2009	ViaSat, Inc.
	By:	/s/ Ronald G. Wangerin
Ronald G. Wangerin
Vice President and Chief Financial Officer